Exhibit 99

ROCKY BRANDS, INC.

	Company Contact:	Jim McDonald
Chief Financial Officer
(740) 753-1951

	Investor Relations:	ICR, Inc.
Brendon Frey
(203) 682-8200

ROCKY BRANDS, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2010 RESULTS
Sales Increased 8.2% for the Quarter and 10.2% for the Full Year
 Diluted EPS Improved to $0.41 for the Quarter and $1.14 for the Full Year

NELSONVILLE, Ohio, February 15, 2011 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its fourth quarter and fiscal year ended December 31, 2010.

For the fourth quarter of 2010, net sales increased 8.2% to $66.7 million versus net sales of $61.7 million in the fourth quarter of 2009. The Company reported net income of $3.0 million, or $0.41 per diluted share, in the fourth quarter of 2010, versus net income of $0.9 million, or $0.16 per diluted share, for the fourth quarter of 2009.

For fiscal 2010, net sales increased 10.2% to $252.8 million versus net sales of $229.5 million in fiscal 2009.  The Company reported net income of $7.7 million, or $1.14 per diluted share, in 2010, versus net income of $1.2 million, or $0.21 per diluted share, in 2009.

Mike Brooks, Chairman and Chief Executive Officer, commented “We ended the year with another strong performance that exceeded internal and external expectations. Our strategic efforts to grow the top line resulted in wholesale sales being up 14% for the quarter and 8% for the full year. The consumer response to our new product introductions and brand extensions has been positive and is fueling additional demand across our account base. In addition to our sales increase, we reduced our operating expenses 5% in 2010 and more than 17% over the past two years. Lastly, we recently completed a successful recapitalization that strengthened our balance sheet and will significantly lower our interest expense going forward. These recent accomplishments have us well positioned for profitable growth in 2011 and we look forward to returning even greater value to our shareholders in the years ahead.”

Fourth Quarter Review
Net sales for the fourth quarter increased 8.2% to $66.7 million compared to $61.7 million a year ago. Wholesale sales for the fourth quarter increased 14.4% to $52.5 million compared to $45.9 million for the same period in 2009. Retail sales for the fourth quarter were $12.4 million compared to $12.5 million for the same period last year. Military segment sales for the fourth quarter were $1.8 million versus $3.3 million for the same period in 2009.

Gross margin in the fourth quarter of 2010 was $24.3 million, or 36.5% of sales compared to $22.0 million, or 35.7% for the same period last year. The 80 basis point increase is primarily due to the increase in wholesale sales which carry higher gross margins than our military segment.

Operating expenses were $19.0 million, or 28.4% of sales, for the fourth quarter of 2010 compared to $19.1 million, or 31.0% of sales, a year ago.

Income from operations increased to $5.4 million, or 8.1% of sales, for the period compared to income from operations of $2.9 million, or 4.7% sales, in the prior year.

Interest expense was $1.7 million for the fourth quarter of 2010 versus $1.8 million for the same period last year. The decrease is attributable to reduced borrowings versus a year ago combined with lower interest rates as the result of the new $70 million revolving credit facility with PNC Bank signed in October 2010. This decrease was offset by a non-cash charge of approximately $1 million associated with deferred financing costs relating to the extinguishment of the previous credit facility and term loans.

The Company’s funded debt decreased $20.5 million, or 36.9%, to $35.1 million at December 31, 2010 versus $55.6 million at December 31, 2009.  This decrease is primarily the result of proceeds from our equity offering in May, 2010 and cash generated from operations.

Conference Call Information
The Company’s conference call to review fourth quarter fiscal 2010 results will be broadcast live over the internet today, Tuesday, February 15, 2011 at 4:30 pm Eastern Time.  The broadcast will be hosted at http://www.investquest.com/iq/r/rcky/.

About Rocky Brands, Inc.
Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brands Michelin® and Mossy Oak®.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding future shareholder returns (paragraph 3).  These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2009 (filed March 2, 2010) and the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2010 (filed May 3, 2010), June 30, 2010 (filed August 3, 2010), and September 30, 2010 (filed October 28, 1010).  One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Rocky Brands, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	December 31, 2010	December 31, 2009
	Unaudited	Audited
ASSETS:

CURRENT ASSETS:
Cash and cash equivalents	$4,362,531	$1,797,093
Trade receivables – net	47,593,807	45,831,558
Other receivables	911,103	1,476,643
Inventories	58,852,556	55,420,467
Deferred income taxes	1,218,101	1,475,695
Prepaid expenses	1,793,852	1,309,138
Total current assets	114,731,950	107,310,594
FIXED ASSETS – net	22,129,282	22,669,876
IDENTIFIED INTANGIBLES	30,495,485	30,516,910
OTHER ASSETS	1,222,712	2,892,683
TOTAL ASSETS	$168,579,429	$163,390,063

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
Accounts payable	$9,024,851	$6,781,534
Current maturities – long term debt	487,480	511,870
Accrued expenses:
Taxes - other	590,217	440,223
Income tax payable	422,229	26,242
Other	6,050,964	5,226,749
Total current liabilities	16,575,741	12,986,618

LONG TERM DEBT – less current maturities	34,608,338	55,079,776
DEFERRED INCOME TAXES	9,374,685	9,071,639
DEFERRED LIABILITIES	3,017,107	3,774,356

TOTAL LIABILITIES	63,575,871	80,912,389

SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding December 31, 2010 - 7,426,787; December 31, 2009 - 5,576,465	69,052,101	54,598,104

Accumulated other comprehensive loss	(2,828,989)	(3,217,144)
Retained earnings	38,780,446	31,096,714

Total shareholders' equity	105,003,558	82,477,674

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$168,579,429	$163,390,063

              Rocky Brands, Inc. and Subsidiaries
             Condensed Consolidated Statements of Operations

	Three Months Ended		Years Ended
	December 31,		December 31,
	2010	2009	2010	2009
	Unaudited	Unaudited	Unaudited	Audited

NET SALES	$66,729,979	$61,659,962	$252,792,263	$229,485,575

COST OF GOODS SOLD	42,397,793	39,628,552	163,419,549	144,928,219

GROSS MARGIN	24,332,186	22,031,410	89,372,714	84,557,356

OPERATING EXPENSES
Selling, general and administrative expenses	18,955,677	18,430,127	72,303,259	75,072,208
Restructuring charges	-	711,169	-	711,169
Total operating expenses	18,955,677	19,141,296	72,303,259	75,783,377

INCOME FROM OPERATIONS	5,376,509	2,890,114	17,069,455	8,773,979

OTHER INCOME AND (EXPENSES):
Interest expense	(1,743,273)	(1,834,608)	(6,464,449)	(7,500,513)
Other – net	365,762	319,957	652,213	577,856
Total other - net	(1,377,511)	(1,514,651)	(5,812,236)	(6,922,657)

INCOME BEFORE INCOME TAXES	3,998,998	1,375,463	11,257,219	1,851,322

INCOME TAX EXPENSE	960,487	465,997	3,573,487	676,515

NET INCOME	$3,038,511	$909,466	$7,683,732	$1,174,807

INCOME PER SHARE
Basic	$0.41	$0.16	$1.14	$0.21
Diluted	$0.41	$0.16	$1.14	$0.21

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,417,854	5,564,408	6,747,847	5,551,382
Diluted	7,436,060	5,592,446	6,764,190	5,551,382